EXHIBIT 10.6

                            AGENCY ORDERING AGREEMENT

Translated From Japanese

IA Partners (hereinafter called First Party) and American Family Life Assurance Company of Columbus (hereinafter called Second Party) enter into this agreement with regard to subcontracting about life insurance soliciting as following respective articles. IN WITNESS WHEROF, First Party, Second Party and First Party's cosigner have executed this Agreement by placing signatures and seals thereon, and IA Partners shall keep it and American Family shall issue the copy. However, if American Family offers to keep the authentic copy, the parties hereto shall execute in duplicate.

5/2/2006

FIRST PARTY:
Address: PlaceNameplaceNishi-Shinjyuku PlaceNameShowa PlaceTypeBuilding 11F, 1-13-12 Nishi-Shinjyuku, Shinjyuku-ku,
CityplaceTokyo

Name: IA Partners, Inc.

Representative: CEO, PersonNameHideki Anan

COSIGNER:
Address: 3-13-10-403, Yoyogi, Sibuya-ku, placeCityTokyo, 151-0053

Name: PersonNameHideki Anan

Relationship with First Party: CEO

SECOND PARTY:
Address: 2-1-1, Nishi-Shinjyuku,
Shinjyuku-ku, Tokyo
American Family Life Assurance Company of placeCityColumbus
Corporate business manager, Isao Sumikawa

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COMMISSIONED BUSINESS:
Paragraph 1.

   1. Second Party shall consign the following business (hereinafter called representation) to First Party.

      (1) Agency business of concluding life insurance contract (hereinafter called insurance contract) agreed by both parties (hereinafter called insurance soliciting).

      (2) Receiving premiums and issuing premium receipts (hereinafter called receipt of premiums).

      (3) Maintenance and service business as follows.

         1) Modification and cancellation of insurance contract and commission of premium claims documents among insurance contractor, assured person and beneficiary of insurance coverage or benefit.

         2) Maintenance of accepted insurance contracts with insurance contractors and companies which have group contracts with Second Party.

         3) Business to prevent invalidation and cancellation of the insurance contract.

         4) Response to inquiries from an insurance contractor, assured person, beneficiary and group, and provision of information and services in regard to accepted life insurance.

         5) Other maintenance and service business prescribed by Second Party.

   2. After concluding this contract, if Second Party sells new life insurance (including modification of the marketing method), it can decide to commission the representation regarding the life insurance to First Party.

   3. If Second Party commissions the representation regarding new life insurance in accordance with the previous clause, it shall notify First Party of contract conditions in regard to handling of the life insurance in writing. After Second Party sends the notice, if there is no particular declaration of intention from First Party within a month, commission of the representation with respect to the life insurance shall be deemed agreed by both parties according to this contract and the written notice.

   4. First Party agrees that it has no right to conclude a life insurance contract and to receive an announcement.


DUTY OF CANDOR AND COMPLIANCE OF LAWS
Paragraph 2. First Party shall execute the representation in good intention and abide insurance business law, related laws (including a supplementary provision to the insurance business law, enforcement order and related notice, hereinafter called laws), stipulations provided by Second Party for execution of the representation, notices and instructions according to the purpose of commission in good intention.


CLEAR INDICATION OF AUTHORITY

Paragraph 3. First Party and its employees shall indicate their authority to their customers in a way specially designated by Second Party in insurance soliciting.


CAPTIVE OBLIGATION
Paragraph 4.

   1. First Party shall not be registered as a life insurance agent of another life insurance company and execute the representation for another life insurance company.

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   2. First Party shall not make its employees double as another life insurance company' board member, employee or these people's employee, be registered as a life insurance agent or execute the representation for another life insurance company.

   3. The previous clause 2 shall not be applied if First Party meets the requirements provided in laws, gain approval of Second Party and then enter into an agency ordering agreement with another life insurance company (hereinafter called independent agent), but a special rule in regard to independent agents, a part of this contract, shall be applied. 4. In the case of the previous clause, if the agency ordering agreement concluded with another life insurance company expires, First Party shall notify Second Party immediately of that.


OFFICE OF FIRST PARTY
Paragraph 5.

   1. First Party shall have an office to execute the representation and notify Second Party of the name and the address in the prescribed style.

   2. If First Party establishes another office in addition to the office prescribed in the previous clause, change the address of the office or stop execution of the representation in the office, it shall notify Second party of that and gain approval from it.


SPECIAL RULE IN REGARD TO COMPANIES
Paragraph 6.

   1. If First Party is a company agent, a special rule in regard to company agents, a part of this contract, shall be applied.

   2. If First Party is a company agent, Paragraph 7 (Registration) and Paragraph 8 (Registration of employees) in this contract shall not be applied, but Paragraph 3 and 4 in the special rule in regard to company agents shall be applied.


REGISTRATION
Paragraph 7.

   1. In executing the representation, First Party shall be registered as an life insurance agent through Second Party after taking prescribed trainings conducted by First Party and passing prescribed tests according to laws.

   2. If modification of registry prescribed in laws arises, First Party shall notify as prescribed through Second Party.


REGISTRATION OF EMPLOYEES
Paragraph 8.

   1. If First Party makes its employees engage in the representation, it shall be registered as prescribed in laws in accordance with rules in the first term of the previous paragraph.

   2. If modification of registry prescribed in laws with respect to a registered employee arises, First Party shall notify immediately as prescribed through Second Party.

   3. Employees defined in this contract shall not receive a commission of the representation from Second Party in their name but assist First Party's execution of the representation.

   4. Second Party may disenroll the registration of the employee not operating for 6 months in a row according to laws.

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BUSINESS ADMINISTRATION MANAGER
Paragraph 9.

   1. First Party shall appoint more than one practice manager for its representation (hereinafter called business administration manager) and notify Second Party.

   2. The business administration manager in the previous clause shall execute the business separately designated by Second Party.


OBLIGATION OF MANAGEMENT AND SUPERVISION

Paragraph 10. With regard to selection, management and supervision of employees engaging in representation, First Party shall try to execute the representation smoothly with fastidious care according to this contract.


AGENCY COMMISSION
Paragraph 11.

   1. Second Party shall pay prescribed agency commission for First Party's representation according to agency commission rule, a part of this contract.

   2. If there are modifications of the conditions and compelling reasons, First Party may revise agency commission rule to the future after notifying beforehand to Second Party.

   3. In the event of termination of this contract by expiry of the term of contract and cancellation, Second Party shall not pay agency commission on and after date of termination to First Party.


SECOND PARTY'S EXPENSE BURDEN
Paragraph 12. Second Party shall not pay any of the expense in any name but revenue stamp expense for the business prescribed on Paragraph 13 and remittance charge of premiums from First Party to Second Party.


HANDLING OF PREMIUM APPROPRIATION
Paragraph 13.

   1. In the event of receipt of the first premium appropriation, First Party shall definitely use the first premium appropriation receipt furnished by Second Party.

   2. According to preceding clause, First Party shall credit the received the first premium to Second Party or the account designated by Second Party immediately.

   3. First Party shall keep the first premium appropriation separating clearly from its own assets before crediting it according to the preceding clause and not divert it to others.

   4. First Party shall manage prescribed receipt furnished by Second Party with the care of a good manager. In the case of disappearance of the receipt by loss, theft and fire, First Party shall notify Second Party immediately.

   5. If First Party shall receive premiums on and after the second installment, follow each clause in this paragraph by considering the first premium appropriation as premium on and after the second installment, and the first premium appropriation receipt as premium receipt.

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DOCUMENT FOR INSURANCE SOLICITING

Paragraph 14. Advertisement, printed matters and other documents for insurance soliciting First Party shall use to solicit insurance or facilitate insurance shall be limited to documents made drawn up and accepted in advance by Second Party.


ADVANCE DISTRIBUTION OF "POLICY LEAFLET, COVENANT"

Paragraph 15. First Party shall definitely furnish " policy leaflet, covenant" drawn up by Second Party to insurance applicants and get receipt stamp according to the method separately designated by Second Party before receiving the insurance proposal form.


KEEPING OF DOCUMENTS
Paragraph 16.

   1. With the care of a good manager, First Party shall keep documents it receives when executing its representation and documents and a ledger sheet (hereinafter called documents) to be received or kept based on instruction by Second Party. Unless there is an advance approval from Second Party in writing, First Party shall not use them for any reason but the purpose for this contract.

   2. In the event of inspection by supervisory authority, First Party shall disclose documents prescribed on the preceding clause as needed.

   3. In the event of request from Second Party or persons accepted by Second Party, First Party shall submit documents prescribed on Article 1 to Second Party at any time.


OWNERSHIP OF BUSINESS PROPERTY

Paragraph 17. Second Party shall own premium receipt, ledger sheet, documents, forms and appliance with regard to representation delivered to First Party by Second Party.


MANDATORY REPORTING
Paragraph 18.

   1. In the event of request from Second Party or persons designated by Second Party, First Party shall report documents, money and related matters with regard to representation.

   2. In the event of expiry of the term of contract or cancellation according to Article 1 and 2 of Paragraph 34, First Party shall report the current state of the business to Second Party by the termination of the agreement.

   3. Under the rule of Article 3 or 5 of Paragraph 34, in the event of cancellation by the parties, First Party shall report the current state of the business to Second Party immediately.


OBLIGATION OF INSPECTION COOPERATION
Paragraph 19. If Second Party or persons designated by Second Party shall inspect the representation, First Party shall cooperate with good faith.


IMPLEMENTATION OF EDUCATION AND INFORMATION PROVISION
Paragraph 20.

   1. Second Party shall implement education to master necessary information and technology for execution of representation and First Party shall take the education. First Party shall make its employees take this education as well.

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   2. Second Party shall provide necessary information for execution of representation to First Party and First Party shall receive it according to the method designated by Second Party.


PROHIBITION OF OPINION ANNOUNCEMENT ABOUT PAYMENT FOR INSURANCE COVERAGE

Paragraph 21. If First Party gains information that reasons for payment of insurance coverage arises, shall not express its opinion to any person regarding whether there is Second Party's obligation to pay or not.


PROHIBITION OF UNFAIR USE OF STATUS AND RIGHT

Paragraph 22. First Party shall use status gained through this contract, right with the status and corporate name, name, trademark, expression showing Second Party's business only for the purpose of this contract.


CONFIDENTIALITY
Paragraph 23.

   1. First Party shall collect customer information to the extent necessary to execution of representation by legal and fair means. When collecting the information from a bystander, First Party shall exert its best endeavors so as not to damage the benefits of information entity.

   2. During the term of this agreement and thereafter, First Party shall not divulge personal and business secrets and all of matters gained while executing representation to any person and use them for any purpose except execution of representation. First Party shall manage information (including policy in force) provided by Second Party or bystanders during execution of representation with the care of a good manager and shall not use and duplicate it for any purpose except the reason for being provided with it.

   3. First Party shall exert its best endeavors to protect the privacy of all people related to this contract including an insurance contractor and assured person.

   4. First Party shall abide directions about handling of customer information separately designated by Second Party.

   5. In the event of termination of this contract by expiry of the term of contract and cancellation, First Party shall return customer information gained during execution of representation to Second Party.


ABIDANCE OF MATERIAL REPRESENTATION RESTRICTION

Paragraph 24. First Party shall not execute the following actions with regard to insurance soliciting.

   (1) Announce false things to insurance contractors and assured persons or not announce substantive matters out of the stipulation

   (2) Encourage the announcement of substantive matters to insurance contractors and assured persons.

   (3) Discourage insurance contractors and assured persons from announcing substantive matters to the insurance company or encourage not to announce them.


PROHIBITION OF REBATE ON PREMIUMS

Paragraph 25. Regardless of name or method, First Party shall not promise to provide or provide discounts and rebates of all or a part of agency commission and other special profits to insurance contractors and assured persons.

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EXPECTED DIVIDENDS AND COMMODITY COMPARISON RESTRICTION
Paragraph 26.

   1. Under the provision of the laws, in regard to the matters the future amount such as contractor dividends is uncertain, First Party shall not indicate assertive judgments about them, announce or indicate things that may be misunderstood to be certain to insurance contractors, assured persons or unspecified persons.

   2. Under the provision of the laws, in regard to contractual coverage of an insurance contract, First Party shall not announce or indicate things that are compared to contractual coverage of another contract and may be misunderstood to insurance contractors, assured persons or unspecified persons.


PROHIBITION OF REPRESENTATION RECOMMISSION
Paragraph 27.

   1. First Party shall not recommission insurance soliciting to another agency or its executives and employees.

   2. First Party shall not recommission insurance soliciting to insurance neutral persons or its executives and employees.

   3. First Party shall not pay commission to other companies in regard to completion of a contract regardless of the name.

   4. First Party shall not have personal or capital ties designated by Second Party among insurance neutral persons.


PROHIBITION OF INSURANCE SOLICITING SWITCH

Paragraph 28. First Party shall not make insurance contractors or assured persons of life insurance companies other than Second Party apply for a new insurance contract after extinguish an existing contract without informing them and vice versa.


PROHIBITION OF PRESSURE INSURANCE SOLICITING
Paragraph 29.

   1. First Party shall not intimidate insurance contractors, assured persons or other customers.

   2. Regardless of the method, in order to bind the intention of insurance contractors, assured persons and other customers, with influence under official hierarchical relationship, First Party shall not confer a benefit or disbenefit and unfairly use other business positions.


PROHIBITION OF DEPUTY TO STAFF

Paragraph 30. First Party shall not allow back-office staff of Second Party to execute insurance soliciting and regard the contract as one handled by First Party.


DAMAGES
Paragraph 31.

   1. Due to violation of this contract or items designated by Second Party under this contract intentionally or negligently, if First Party causes damage to Second Party or Second Party assumes liability, shall compensate Second Party for its loss. The same shall go for damages caused by First Party's deputies and employees.

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   2. First Party shall be responsible for damages provided in the previous clause even after the termination of this contract.


PROHIBITION OF TRANSFER OF A POSITION AS AN AGENCY
Paragraph 32.

   1. First Party may not transfer a position as First Party under this contract in the absence of prior authorization by Second Party in writing.

   2. A position as an agency under this contract may not be inherited.


PROHIBITION OF TRANSFER OF CLAIM

Paragraph 33. First Party may not dispose by transferring and pledging all or a part of claim such as claim of agency commission to Second Party arising during the execution of representation to a bystander.


DISCHARGE OF A CONTRACT
Paragraph 34.

   1. During the validity of this contract, First Party or Second Party may discharge the contract at anytime with a month' s notice.

   2. If Second Party falls under criteria for contract discharge First Party provides in agency commission rules or the persistence rate of the insurance contract handled by First Party is remarkably below the average persistence rate calculated by the criteria designated by Second Party and hopeless to improve, Second Party may discharge this contract with a month's notice in writing.

   3. Despite the previous clause 2, if falling under each number as follows, Second Party may discharge this contract at anytime without notice in writing.

      1) If First Party cannot be registered as life insurance agent within 3 months after the end of conclusion of this contract.

      2) If First Party's registration is extinguished under the rule of the laws or loses effect.

      3) If First Party commits an act likely to be extinguished the registration under the laws.

      4) If First Party acts against this contract.

      5) If First Party harms the interests of insurance contractors, assured persons and insurance beneficiaries and other persons related to the insurance contract, or commits an act likely to be prejudicial to them.

      6) If First Party harms Second Party's confidence or commits an act likely to do it.

      7) If First Party interferes the business of Second Party or groups or commits an act likely to do it.

      8) If First Party falsely reports and notifies regarding establishment of agency.

      9) If First Party falls under the following matters.

         (1) In the event of petition of First Party's payment suspended, bankruptcy, start of corporate consolidation, start of corporate reorganization proceedings, start of civil rehabilitation proceedings, start of special liquidation and other proceedings similar to these.

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         (2) In the event of First Party's disposition by suspension of business at a clearinghouse.

         (3) In the event of ancillary attachment, interlocutory injunction, provisional preservative seizure, execution of security right or coercive collection of tax and public dues on First Party's assets.

         (4) If it becomes impossible for Second Party to know First Party's address for reasons attributable to First Party such as First Party's neglect of address change notice.

   4. If this contract is discharged under the previous clause 3, First Party shall lose benefit of term in regard to debt burden for Second Party and settle obligation immediately.

   5. Despite the first clause of this paragraph, First Party may discharge the contract without notice in writing if Second Party acts against the contract.

   6. Discharge of contract shall be effective only to the future.


ADEQUATE MEASURE OBLIGATION AFTER TERMINATION OF CONTRACT
Paragraph 35.

   1. If this contract terminates by expiration of the term of the contract or cancellation, First Party shall return Second Party's possessions to Second Party immediately.

   2. First Party and Second Party shall immediately execute business that arose at the end of the contract with good faith.


CESSATION OF BUSINESS

Paragraph 36. If First Party or its employees fall under each number as follows, according to the rule of Paragraph 34 and Second Party's provision, reprimand, cessation of business for a certain period, nonpayment of agency commission for a certain period and other dispositions. Second Party shall follow the disposition or force its employees to follow it.

   1) Act against the rule of this contract

   2) Act against the laws, the rules designated by Second Party for the execution of representation, note, instruction and direction.

   3) In execution of the representation, inappropriately act or commit an act likely to harm Second Party's confidence.

   4) Commit an act likely to lack decency remarkably and be judged to be inappropriate as agent or its employees.


COSIGNER
Paragraph 37.

   1. First Party shall select a guarantor with Second Party's approval in conclusion of this contract.

   2. The guarantor in the previous clause shall perform all of First Party's obligations in solidarity with First Party under recompense duty provided in Paragraph 31 and this contract.

   3. If the selected guarantor dies or disappears and cannot perform guarantee obligations due to deterioration of asset position, First Party shall select another guarantor with Second Party's approval.

   4. First Party may change the guarantor in Article 1 of this paragraph with Second Party's approval.

   5. Under the rule of the previous clause 2, even if the guarantor is changed, ex-guarantor shall be responsible for obligations arising by the guarantee commencement date of a new guarantor including ones not exposed.

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PLACE OF OBLIGATION PERFORMANCE

Paragraph 38. The place of obligation performance of First Party in this contract shall be the location of principal office of Second Party in placecountry-regionJapan or the place separately designated by Second Party. The place of obligation performance of Second Party shall be the location of Second Party's office provided by Article 1 in Paragraph 5 of this contract.


COMPETENT COURT

Paragraph 39. With regard to case of conflict arising between the parties about this contract, a competent court shall be a court controlling the location of principal office of Second Party in placecountry-regionJapan.


MODIFICATION OF CONTRACT

Paragraph 40. Second Party may modify this contract, the rules provided by Second Party for execution of representation, notice, instruction and direction, and First Party shall follow them even during the validity of this contract, if its necessity arises from the perspective of protection of insurance contractors or securing of fair competition and improvement or elimination of laws.


VALIDITY OF CONTRACT

Paragraph 41. This contract shall remain in force for a period of a year from May 2, 2006, and thereafter on year basis, unless notice is given by either party a month before the original renewed expiration date.

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                   SPECIAL RULE WITH REGARD TO COMPANY AGENCY

APPLICATION OF SPECIAL RULE

Paragraph 1. If First Party is a company agency, this special rule shall be applied in addition to Agency ordering agreement.


EXECUTIVE AND EMPLOYEE

Paragraph 2. First Party in Agency ordering agreement shall include executives and employees of First Party unless otherwise provided for.


REGISTRATION
Paragraph 3.

   1. First Party shall be registered as a life insurance agent through Second Party under laws in executing the representation.

   2. If a representative of First Party engages in insurance soliciting, success in the prescribed examination shall be required.

   3. If a representative of First Party does not engage in insurance soliciting, application for exemption of the examination in Article 2 shall be required during the registration in Article 1.

   4. If modification of registry provided in laws arises, First Party shall notify the modification through Second Party immediately.

   5. First Party shall not be registered as a life insurance agent of another life insurance company and execute representation for the company. However, this article shall not be applied if First Party is an independent agent.


ARRANGEMENT AND REGISTRATION OF EXCLUSIVE AGENT
Paragraph 4.

   1. If a representative of First Party does not engage in an insurance soliciting, First Party shall usually arrange more than 2 life insurance agents that are registered as provided and execute the representation (hereinafter called exclusive agent) in executives not a representative and employees, through Second Party under laws, and shall not allow them to execute the representation.

   2. If First Party establishes the office falling under Article 2 in Paragraph 5 of Agency ordering agreement, shall usually arrange more than 1 exclusive agent.

   3. An exclusive agent shall only assist First Party's registration as an employee of First Party and shall not independently receive a commission of representation from Second Party.

   4. If modification of an exclusive agent's registry provided in laws arises, First Party shall immediately notify the modification through Second Party.

   5. Second Party may disenroll an exclusive agent not operating for 6 months consistently.

   6. First Party shall not allow executives and employees (including exclusive agents) to be registered as a life insurance agent of another life insurance company and execute the representation for another life insurance company. However, if First Party is an independent agency, this article shall not be applied.

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FIRST PARTY'S OFFICE
Paragraph 5.

   1. First Party shall make a list of name and address of office executing representation for Second Party in the style separately designated by Second Party and submit it to Second Party.

   2. If either reason as below arises, First Party shall make a list of office reflecting the transfer immediately and submit it to Second Party.

      (1) If First Party establishes a new office executing representation for Second Party.

      (2) If an office listed on the list of office stops executing representation.

      (3) If an executive or employee of First Party registered in the list of office are absence because of modification and cancellation of registration, retirement and personnel change.

      (4) In the event of modification of name or address of office executing representation.

      (5) If a new executive or employee of First Party is registered.

      (6) If an affiliated office of First Party's executive or employee is changed due to personnel change.


PROHIBITION OF SELF-CONTRACT
Paragraph 6.

   1. First Party shall not handle an insurance contract in which First Party itself is a contractor.

   2. If First Party executes insurance soliciting in violation of the previous clause, shall immediately notify Second Party. In this case, Second Party shall not pay money such as agency commission regarding First Party's insurance soliciting and similar money to this. If First Party already received it, shall return immediately to Second Party.


PROHIBITION OF SPECIFIC CONTRACT
Paragraph 7.

   1. First Party shall not execute insurance soliciting in which company insurance contractor having humanly and capitally tight relationship with First Party and First Party's representative (hereinafter called specifically related company), falling under the standard separately designated by Second Party, for the purpose of actual discount, is a contractor.

   2. If First Party executes insurance soliciting in violation of the previous clause, shall notify to Second Party immediately. In this case, Second Party shall not pay money such as agency commission regarding First Party's insurance soliciting and similar money to this. If First Party already received it, shall return immediately to Second Party.

   3. First Party shall not execute insurance soliciting in which First Party's executive or employee, or specifically related company's executive or employee is a contractor with regard to the type of insurance contract separately designated by Second Party.

   4. First Party shall report the name and address of specifically related company to Second Party according to the standard separately designated by Second Party.


MANAGEMENT AND SUPERVISION OBLIGATION

Paragraph 8. First Party shall try to execute smoothly representation with meticulous care in regard to appointment, management and supervision of exclusive agent and business administration manager.

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                  SPECIAL RULE WITH REGARD TO INDEPENDENT AGENT


APPLICATION OF SPECIAL RULE

Paragraph 1. If First Party is an independent agent, this special rule shall be applied in addition to Agency ordering agreement.


SELECTION AND ARRANGEMENT OF EDUCATION MANAGER
Paragraph 2.

   1. If First Party concludes the agency ordering agreement with more than one life insurance company, shall select and arrange an education manager in charge of education for life insurance agent. The selection and arrangement shall meet laws and requirements separately designated by Second Party.

   2. If the education manager is absence or does not meet the previous requirements, First Party shall select and arrange a new education manager.

   3. In the event of selection or change of education manager, First Party shall notify Second Party immediately.


PROHIBITION OF INSURANCE SOLICITING SWITCH
Paragraph 3.

   1. First Party shall not make insurance contractors or assured persons of life insurance companies other than Second Party apply for a new insurance contract after extinguish an existing contract without informing them and vice versa.

   2. With regard to the past insurance soliciting for Second Party, If First Party intermediated conclusion of insurance contract for another life insurance company and if it is possible for relevant insurance contract to disappear, shall notify Second Party immediately.


CONFIDENTIALITY
Paragraph 4.

   1. During the term of this special rule and thereafter, First Party shall not divulge personal secrets and other all matters gained while executing representation to any person and use them for any purpose except execution of representation as well as follow the rule of Paragraph 23 in the agency ordering agreement. First Party shall manage information (including policy in force) provided by Second Party or another life insurance company during execution of representation with the care of a good manager and shall not use and duplicate it for any purpose except the reason for being provided with it.

   2. First Party shall exert its best endeavors to protect all the privacy related to application of this special rule including an insurance contractor and assured person.

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